                                                                                                                  Exhibit 99

News Release

Media Line: 410 470-7433
www.constellation.com

		Constellation Energy Nuclear Group	Constellation NewEnergy
		Constellation Energy Commodities Group	Baltimore Gas and Electric Company
		Constellation Energy Control & Dispatch Group	BGE Home
		Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:	Debra Larsson
Diana L. Hayden
410 470-7433

Investor Contact:	Janet Mosher
410 470-1884

Constellation Energy Reports Strong Fourth Quarter

and Full Year 2007 Results

—	Reaffirms guidance for 2008 at $5.25 to $5.75 per share
—	Increases 2009 guidance range to 15 to 20 percent over 2008
—	Raises quarterly dividend 10 percent

BALTIMORE, Jan. 30, 2008 - Constellation Energy (NYSE: CEG) today reported full year 2007 adjusted earnings of $4.60 per share, up 27 percent from $3.61 of adjusted earnings per share (EPS) for the full year 2006.  These results were in line with management’s guidance range of $4.45 to $4.65 per share, which was revised upward in October 2007.  Adjusted earnings exclude the impact of special items, discontinued operations, certain economic, non-qualifying hedges and synfuel earnings.  On a GAAP basis, the company earned $4.50 per share in 2007, compared to $5.16 per share earned in 2006, which included an after-tax gain of $1.04 per share from discontinued operations.

For the fourth quarter of 2007, adjusted earnings of $1.48 per share were up 37 percent, compared to $1.08 per share earned in the same period last year.  Reported GAAP earnings of $1.42 per share in the fourth quarter of 2007 compare to $2.22 per share in the fourth quarter of 2006, which included an after-tax gain of 76 cents from discontinued operations.

Constellation Energy reaffirmed earnings guidance for 2008 at $5.25 to $5.75 per share and expects to be in the middle to upper end of the range. Looking forward to 2009, the company expects to grow earnings 15 to 20 percent over projected 2008 earnings, representing an increase over the previously announced greater than 10 percent projected growth over 2008.

“2007 marked yet another outstanding year for our company as we grew adjusted earnings by 27 percent,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Our success in driving strong earnings continues to translate into significant total return for Constellation Energy shareholders. Considering both stock price appreciation and dividends, Constellation Energy delivered total shareholder return of 52 percent in 2007, following the 23 percent and 35 percent total shareholder returns realized over the last two years.

“Last year, we made significant progress on several important fronts, including our efforts to assume a leadership role in the potential renaissance of new nuclear generation in the United States,” said Shattuck.  “Along these lines, we formed our UniStar Nuclear Energy joint venture with EDF and continue to move forward with planned new development projects under the UniStar Nuclear Energy banner.  We advanced the expansion of our Merchant capabilities by building the foundation to make significant, multi-year investments in generation to expand capacity and enhance reliability in Maryland, PJM and other markets we serve. Through several strategic acquisitions, we grew our wholesale load-serving business in the regulated Southeast market, added to our upstream gas reserves and expanded the geographic footprint of our retail gas operations in the Midwest market. We also have successfully implemented key components of several programs at Baltimore Gas and Electric (BGE) that provide customers with tools and incentives to better manage their energy usage.

“In coming years, we see clear and substantial earnings growth drivers and believe we are well positioned to deploy capital to pursue strategic market opportunities,” said Shattuck.

Today, Constellation Energy also announced that it has informed the Office of the Attorney General for Maryland that it plans to terminate the litigation standstill agreement, which has been in place with the Attorney General’s office since November 2006. The standstill agreement pertains to $386 million that the company believes was unconstitutionally taken in Maryland Senate Bill 1, which was passed in June 2006 as part of a Special Session of the Maryland General Assembly.

“We have reluctantly concluded that we have no choice but to file a federal court action to enforce our rights under a nearly decade-old settlement, which has been upheld twice by Maryland courts,” said Shattuck. “The recent Maryland Public Service Commission (PSC) interim report on stranded costs and on BGE’s 1999 settlement injected a destabilizing element of uncertainty into the regulatory climate and energy marketplace in Maryland. We cannot abide by efforts to use hindsight to reverse decisions and agreements that were made nearly a decade ago by multiple parties in full accordance with the law.

“We recognize our responsibilities in Maryland and take pride in playing a constructive role in the state’s energy infrastructure and marketplace,” said Shattuck. “We are planning to undertake a very large capital expenditure program in the years ahead in Maryland and elsewhere. In so far as we are planning to invest in improving reliability of existing plants and expanding capacity in Maryland, we must have confidence in the political and regulatory environment in which we operate.”

The following tables summarize adjusted EPS and EPS reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings.

	Three Months Ended December 31,
	2007			2006
	Reported GAAP EPS*			Reported GAAP EPS*
		Adjusted EPS			Adjusted EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.12	$0.17	(1)	$0.19	$0.18	(3)
Merchant Energy	1.26	1.27	(2)	1.25	0.88	(4)
Other Nonregulated	0.04	0.04		0.02	0.02
Diluted Earnings Per Share from Continuing Operations	1.42	1.48		1.46	1.08

Income from Discontinued Operations Assuming Dilution	—	—		0.76	—
Diluted Earnings Per Share	$1.42	$1.48		$2.22	$1.08

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)	Addition of deferred tax expense adjustment related to an increase in the Maryland corporate income tax rate of $0.05 per share.

(2)

Addition of losses from our synthetic fuel processing facilities of $0.11 per share. Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.05 per share and subtraction of deferred tax benefit related to the increase in the Maryland corporate income tax rate of $0.05 per share.

(3)	Subtraction for tax benefit recognized on merger-related costs of $0.01 per share.

(4)

Subtraction of gain on sale of gas-fired plants of $0.26 per share, subtraction of mark-to-market gains on certain non-qualifying hedges of $0.07 per share, subtraction of earnings from our synthetic fuel processing facilities of $0.04 per share, and subtraction for merger-related costs of $0.01 per share. Addition for workforce reduction costs of $0.01 per share.

	Year Ended December 31,
	2007			2006
	Reported GAAP EPS*			Reported GAAP EPS
		Adjusted EPS			Adjusted EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.69	$0.74	(1)	$0.86	$0.87	(3)
Merchant Energy	3.73	3.77	(2)	3.20	2.68	(4)
Other Nonregulated	0.09	0.09		0.06	0.06
Diluted Earnings Per Share from Continuing Operations	4.51	4.60		4.12	3.61

Income from Discontinued Operations Assuming Dilution	(0.01)	—		1.04	—
Diluted Earnings Per Share	$4.50	$4.60		$5.16	$3.61

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)	Addition of deferred tax expense adjustment related to an increase in the Maryland corporate income tax rate of $0.05 per share.

(2)

Addition of impairment losses and other costs of $0.07 per share, addition of losses from our synthetic fuel processing facilities of $0.02 per share, and addition for workforce reduction costs of $0.01 per share. Subtraction of deferred tax benefit related to the increase in the Maryland corporate income tax rate of $0.05 per share and subtraction of mark-to-market gains on certain non-qualifying hedges of $0.01 per share.

(3)	Addition for merger-related costs of $0.01 per share.

(4)

Subtraction of gain on sale of gas-fired plants of $0.26 per share, subtraction of mark-to-market gains on certain non-qualifying hedges of $0.21 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.16 per share. Addition for workforce reduction costs of $0.09 per share and addition for merger-related costs of $0.02 per share.

Baltimore Gas and Electric

BGE reported adjusted earnings of 17 cents per share in the fourth quarter of 2007, down 1 cent per share versus the fourth quarter of 2006.  For full year 2007 results, BGE’s adjusted EPS was 74 cents, down 13 cents, compared to 87 cents per share in 2006.  BGE’s results for the fourth quarter and full year 2007 were negatively impacted by credits to residential customers required by Maryland’s Senate Bill 1 and higher operating costs, partially offset by higher demand response and transmission revenues.

Merchant

On an adjusted basis, the Merchant segment earned $1.27 per share during the fourth quarter of 2007, up 39 cents per share, or 44 percent, from the fourth quarter last year. Compared to the fourth quarter of 2006, the Merchant segment benefited from higher backlog realization and new business in Wholesale Competitive Supply, strong realized margins in our retail power business and the reversal of prior-period mark-to-market losses previously recorded in our retail gas business, the absence of a refueling outage at the R.E. Ginna Nuclear Power Plant that occurred in the fourth quarter of 2006 and lower interest expense.

For the full year of 2007, adjusted earnings for the Merchant segment were $3.77 per share, representing growth of $1.09 per share, or 41 percent, over 2006. Wholesale Competitive Supply benefited from higher backlog realization, partially offset by lower new business following an exceptional year in 2006.  In our Retail Competitive Supply businesses, full year 2007 earnings benefited from higher realized rates in NewEnergy Electric, offset by mark-to-market losses on hedges of accrual positions and higher costs in NewEnergy Gas. Generation benefited from the roll-off of below-market hedges, the impact of the Ginna uprate and fewer planned outage days, partially offset by the end of competitive transition charge collections, inflation and higher operating costs.  Lower net interest expense also contributed favorably.

Dividend Declarations

                Constellation Energy’s board of directors declared a quarterly dividend of 47.75 cents per share on the company’s common stock, equivalent to $1.91 per share annually.  This dividend declaration represents a 10 percent increase over the previous quarterly dividend rate and recognizes the company’s strong financial performance in 2007 and future growth prospects.  Prior to this increase, Constellation Energy paid quarterly dividends on its common stock at the rate of 43.5 cents per share, equivalent to an annual rate of $1.74 per share.  The dividend is payable April 1, 2008, to shareholders of record at the close of business on March 10, 2008.

                BGE also declared quarterly dividends at the specified rates for all of its outstanding preference stock, payable April 1, 2008, to shareholders of record at the close of business on March 10, 2008.

Financial Statements

The Dec. 31, 2007, unaudited financial statements and supplemental information are attached.

Adjusted Earnings

                Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings are excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

                We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

                Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its 2007 Form 10-K on or about Feb. 26, 2008.

Forward-Looking Statements

                We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Jan. 30, 2008

Constellation Energy will host a conference call at 8:00 a.m. (ET) on Jan. 30, 2008, to review its fourth quarter and full year 2007 financial results and discuss its business outlook for 2008 and beyond.

To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:00 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (888) 562-2933 or (402) 530-7616 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call.

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 78 generating units located throughout the United States, totaling approximately 8,700 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded from Adjusted EPS

Non-qualifying Hedges — after-tax gain of $8.0 million, or $0.05 per share

During the fourth quarter of 2007, we recognized an $8.0 million after-tax gain related to certain non-qualifying hedges of gas transportation rights and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market gain is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Change in Maryland Tax Rate — after-tax charge of $(0.7) million, or $0.00 per share

On Nov. 19, 2007, a change in the Maryland corporate income tax rate was signed into law increasing the rate from 7.0 percent to 8.25 percent effective Jan. 1, 2008.  In accordance with FAS No. 109, Accounting for Income Taxes, the impact from adjusting all existing deferred income tax assets and liabilities for the effect of changes in tax laws or rates should be included in operating results in the period that includes the enactment date.  Current income taxes will begin to be recorded at the higher Maryland corporate income tax rate effective in 2008 and will be reflected in our ongoing operating results.

In the fourth quarter of 2007, we recognized a non-recurring $(0.7) million after-tax charge for the net impact of the changes in our Maryland deferred income tax assets and liabilities, net of the related federal deferred income tax benefit.  These adjustments resulted in a $(0.05) per share charge for the adjustment of net deferred tax liabilities of BGE and an offsetting $0.05 per share gain for Merchant.  The favorable Merchant earnings impact of the Maryland tax rate change is primarily attributable to deferred tax assets associated with amounts recorded in Accumulated Other Comprehensive Income for hedging activities.

Synfuel Earnings — after-tax loss of $(19.3) million, or $(0.11) per share

The impact of oil price volatility resulted in a difficult-to-forecast phase-out of tax credits at our facilities that produce synfuel.  Consequently, we have removed the $(19.3) million loss generated during the fourth quarter of 2007 from our results as follows:

Three Months Ended	December 31, 2007
(In Millions)

After-tax loss from operations	$(12.1)
Tax credits before phase-out	38.6
Current period tax credit phase-out	(26.7)
True-up of phase-out from prior periods	(19.1)
Net loss from synfuel facilities	$(19.3)

###

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,462.5	$3,972.0	$17,794.6	$16,279.0
Regulated electric revenues	618.3	463.3	2,455.6	2,115.9
Regulated gas revenues	268.6	218.2	943.0	890.0
Total revenues	5,349.4	4,653.5	21,193.2	19,284.9

Expenses
Fuel and purchased energy expenses	4,022.3	3,515.2	16,473.9	14,930.7
Operating expenses	644.7	568.2	2,447.4	2,165.8
Impairment losses and other costs	—	—	20.2	—
Workforce reduction costs	—	4.4	2.3	28.2
Merger-related costs	—	5.8	—	18.3
Depreciation, depletion, and amortization	144.3	124.0	557.8	523.9
Accretion of asset retirement obligations	16.4	17.4	68.3	67.6
Taxes other than income taxes	69.2	72.0	288.9	290.7
Total expenses	4,896.9	4,307.0	19,858.8	18,025.2
Gain on Sale of Gas-Fired Plants	—	73.8	—	73.8
Income from Operations	452.5	420.3	1,334.4	1,333.5
Gain on Sale of Subsidiary Equity - CEP	11.2	28.7	63.3	28.7
Other Income	41.9	27.4	158.6	66.1
Fixed Charges
Interest expense	80.1	89.8	311.8	329.2
Interest capitalized and allowance for borrowed funds used during construction	(5.8)	(3.7)	(19.4)	(13.7)
BGE preference stock dividends	3.3	3.3	13.2	13.2
Total fixed charges	77.6	89.4	305.6	328.7
Income from Continuing Operations Before Income Taxes	428.0	387.0	1,250.7	1,099.6
Income Tax Expense	169.9	120.4	428.3	351.0
Income from Continuing Operations	258.1	266.6	822.4	748.6
Income (Loss) from discontinued operations, net of income taxes of $79.8, $1.5 and $107.7, respectively	—	138.4	(0.9)	187.8
Net Income	$258.1	$405.0	$821.5	$936.4
Earnings Applicable to Common Stock	$258.1	$405.0	$821.5	$936.4
Average Shares of Common Stock Outstanding - Basic	179.3	180.2	180.2	179.4
Average Shares of Common Stock Outstanding - Diluted	181.8	182.7	182.5	181.4

Earnings Per Common Share from Continuing Operations -Basic	$1.44	$1.48	$4.56	$4.17
Income (Loss) from discontinued operations - Basic	—	0.77	(0.01)	1.05
Earnings Per Common Share - Basic	$1.44	$2.25	$4.55	$5.22

Earnings Per Common Share from Continuing Operations - Diluted	$1.42	1.46	$4.51	$4.12
Income (Loss) from discontinued operations - Diluted	—	0.76	(0.01)	1.04
Earnings Per Common Share - Diluted	$1.42	$2.22	$4.50	$5.16

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2007	2006
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,095.9	$2,289.1
Accounts receivable (net of allowance for uncollectibles of $44.9 and $48.9, respectively)	4,289.5	3,248.3
Fuel stocks	591.3	599.5
Materials and supplies	207.5	200.2
Derivative assets	961.2	1,556.5
Unamortized energy contract assets	32.0	35.2
Deferred income taxes	300.7	674.3
Other	410.9	497.0
Total current assets	7,889.0	9,100.1
Investments And Other Assets
Nuclear decommissioning trust funds	1,330.8	1,240.1
Other investments	542.2	308.6
Regulatory assets (net)	576.2	389.0
Goodwill	261.3	157.6
Derivative assets	1,030.2	949.1
Unamortized energy contract assets	178.3	123.6
Other	370.6	311.4
Total investments and other assets	4,289.6	3,479.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,087.0	7,587.6
Regulated property, plant and equipment	6,051.2	5,752.9
Nuclear fuel (net of amortization)	374.3	339.9
Accumulated depreciation	(4,745.4)	(4,458.3)
Net property, plant and equipment	9,767.1	9,222.1
Total Assets	$21,945.7	$21,801.6
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$14.0	$—
Current portion of long-term debt	380.6	878.8
Accounts payable and accrued liabilities	2,630.1	2,137.2
Customer deposits and collateral	347.2	347.2
Derivative liabilities	1,137.1	2,411.7
Unamortized energy contract liabilities	392.2	378.3
Accrued expenses and other	956.0	969.5
Total current liabilities	5,857.2	7,122.7
Deferred Credits And Other Liabilities
Deferred income taxes	1,588.5	1,435.8
Asset retirement obligations	917.6	974.8
Derivative liabilities	1,118.9	1,099.7
Unamortized energy contract liabilities	1,218.6	958.0
Defined benefit obligations	828.6	928.3
Deferred investment tax credits	50.5	57.2
Other	155.9	109.0
Total deferred credits and other liabilities	5,878.6	5,562.8
Long-Term Debt
Long-term debt of nonregulated businesses	2,830.8	3,390.3
Long-term debt of BGE	1,334.2	1,459.0
Rate stabilization securitization bonds of BGE	623.2	—
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.8)	(5.9)
Current portion of long-term debt	(380.6)	(878.8)
Total long-term debt	4,660.5	4,222.3
Minority Interests	19.2	94.5
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,513.3	2,738.6
Retained earnings	3,919.5	3,474.3
Accumulated other comprehensive loss	(1,092.6)	(1,603.6)
Total common shareholders’ equity	5,340.2	4,609.3
Total Liabilities And Equity	$21,945.7	$21,801.6

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Year Ended December 31,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2007	61.2	34.4	0.9	2.0	1.5	100.0
2006*	51.9	29.5	15.3	2.0	1.3	100.0

Thousands of MWH
2007	31,598	17,758	482	1,042	740	51,620
2006*	30,695	17,449	9,031	1,210	741	59,126

* Includes generation output from our gas-fired plants until their sale in December 2006

Utility Operating Statistics (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2007	2006	2007	2006
ELECTRIC
Revenues (In Millions)
Residential	$390.1	$246.7	$1,514.9	$1,092.1
Commercial
Excluding Delivery Service Only	134.4	131.2	577.4	733.4
Delivery Service Only	56.1	49.7	217.0	149.4
Industrial
Excluding Delivery Service Only	7.5	7.4	31.6	46.8
Delivery Service Only	7.1	6.8	27.8	26.2
System Sales	595.2	441.8	2,368.7	2,047.9
Other	23.2	21.5	87.0	68.0
Total	$618.4	$463.3	$2,455.7	$2,115.9
Distribution Volumes (In Thousands) - MWH
Residential	2,868	2,921	13,365	12,886
Commercial
Excluding Delivery Service Only	1,061	1,037	4,364	6,325
Delivery Service Only	2,971	2,730	11,921	9,392
Industrial
Excluding Delivery Service Only	72	71	287	467
Delivery Service Only	802	727	3,175	2,988
Total	7,774	7,486	33,112	32,058
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$161.5	$129.2	$552.0	$490.2
Delivery Service Only	5.4	5.6	19.0	20.6
Commercial
Excluding Delivery Service Only	39.8	36.1	154.1	148.9
Delivery Service Only	11.2	10.6	41.2	35.9
Industrial
Excluding Delivery Service Only	2.0	1.7	7.8	7.5
Delivery Service Only	9.3	4.4	22.1	19.3
System Sales	229.2	187.6	796.2	722.4
Off-System Sales	42.2	32.1	157.4	168.6
Other	2.6	1.4	9.2	8.5
Total	$274.0	$221.1	$962.8	$899.5
Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	11,796	10,177	39,199	33,019
Delivery Service Only	1,298	1,175	4,310	3,948
Commercial
Excluding Delivery Service Only	3,101	3,338	12,464	11,683
Delivery Service Only	7,502	6,784	30,367	25,695
Industrial
Excluding Delivery Service Only	167	165	658	604
Delivery Service Only	5,196	4,862	17,897	20,325
System Sales	29,060	26,501	104,895	95,274
Off-System Sales	5,266	3,975	19,963	19,738
Total	34,326	30,476	124,858	115,012

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	1,575	1,504	4,636	4,146
- Normal	1,708	1,698	4,762	4,759
Cooling Degree Days - Actual	76	20	927	865
- Normal	24	24	846	845

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Year Ended
	December 31,
	2007	2006

Effective Tax Rate	33.9%	31.5%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$3,693.8	$2,982.7

Equity Investment In Regulated Business — End of Period (In Millions)	$1,646.4	$1,626.6

Common Stock Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Common Stock Dividends - Per Share
—Declared	$0.4350	$0.3775	$1.7400	$1.5100
—Paid	$0.4350	$0.3775	$1.6825	$1.4675

Market Value Per Share
—High	$104.29	$70.20	$104.29	$70.20
—Low	$85.81	$59.00	$68.78	$50.55
—Close	$102.53	$68.87	$102.53	$68.87

Shares Outstanding—End of Period (In Millions)	178.4	180.5	178.4	180.5

Book Value per Share—End of Period	$29.93	$25.54	$29.93	$25.54